                                                                  EXHIBIT 4.5(c)


                                     WAIVER

         WAIVER, dated as of July 23, 2007 (this "Waiver"), under the Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (amending and restating the Amended and Restated Credit Agreement dated as of December 12, 2003 (amending and restating the Credit Agreement dated as of September 30, 1999)) (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"), among TENNECO INC., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the other financial institutions named therein as agents for the Lenders (in such capacity, collectively, the "Other Agents").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower, the Lenders and the Administrative Agent and the Other Agents are parties to the Credit Agreement;

         WHEREAS, the Borrower will restate its financial statements for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006 and for the fiscal quarter ended March 31, 2007, as more fully described in the Borrower's report on Form 8-K filed with the SEC on July 23, 2007 (the "Restatement");

         WHEREAS, the Borrower has requested certain waivers under the Credit Agreement in connection with the Restatement; and

         WHEREAS, the Lenders, the Administrative Agent and the Other Agents are willing to agree to such waivers under the Credit Agreement, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders, the Administrative Agent and the Other Agents hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement, as amended hereby, are used herein as therein defined.

         2. Waiver, etc. The Required Lenders hereby waive (a) any Default or Event of Default (a) under Section 4.1 of the Credit Agreement, Section 6.1 of the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document requiring an item or calculation to be determined in accordance with GAAP or resulting from the bring-down of representations and warranties by the Borrower or satisfaction of conditions in connection with any prior extension of credit under the Credit Agreement, in each case resulting from the Restatement; provided that the foregoing shall not be deemed to waive any Default or Event of Default with respect to a Financial Covenant, and (b) through September 30, 2007, delivery of the financial statements and certificates described in Sections 6.1 and 6.2 of the Credit

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                                                                               2


Agreement with respect to the fiscal quarters ended March 31, 2007 and June 30, 2007. From and after the date on which restated consolidated balance sheets of the Borrower as at December 31, 2006 and December 31, 2005 and the related restated consolidated statements of income and cash flows for the fiscal years ended on such dates have been issued pursuant to the Restatement, Section 4.1 shall be deemed to refer to such restated audited financial statements.

         3. Representations and Warranties. The Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement (excluding Section 4.1 to the extent described herein), as amended by this Waiver, are true and correct in all material respects as if made as of the Waiver Effective Date (except such representations and warranties as are made as of a particular date, which such representations and warranties shall be true and correct in all material respects as if made as of such date). The Borrower represents and warrants that, after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

         4. Effectiveness. This Waiver shall become effective as of the date (the "Waiver Effective Date") on which the Administrative Agent shall have received this Waiver executed and delivered by the Administrative Agent, the Borrower and the Required Lenders (or, in the case of any Lender, a lender addendum or joinder agreement in a form specified by the Administrative Agent).

         5. Continuing Effect of the Credit Agreement. This Waiver shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders, the Administrative Agent or the Other Agents. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         6. Counterparts. This Waiver may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

         7. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        TENNECO INC.



                                        By:
                                            -----------------------------
                                            Name:
                                            Title:



                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent and as a Lender



                                        By:
                                            -----------------------------
                                            Name:
                                            Title:

                                        WAIVER dated as of July 23, 2007 to the
                                        Tenneco Inc. Second Amended and Restated
                                        Credit Agreement, dated as of March 16,
                                        2007 (amended and restating the Amended
                                        and Restated Credit Agreement dated as
                                        of December 12, 2003 (amending and
                                        restating the Credit Agreement dated as
                                        of September 30, 1999))



                                        ---------------------------------
                                                    [LENDER]



                                        By:
                                            -----------------------------
                                            Name:
                                            Title: